FAT Brands Announces Ken Kuick and Rob Rosen as Co-CEOs

5/1/2023

Senior FAT Brands Executives A ppointed to Lead Global Restaurant Franchising Company

LOS ANGELES, May01, 2023 (GLOBE NEWSWIRE) -- **FAT (Fresh. Authentic. Tasty.) Brands Inc.** announces Ken Kuick and Rob Rosen as Co-CEOs, effective May 5, 2023. As previously announced, Andy Wiederhorn will step down as CEO and continue in his role as Chairman of the Board, where he will focus on the strategic direction of the company, the allocation of capital, and ensuring the management team executes the Company's business plan while maintaining quality restaurant operations.

Joining FAT Brands in 2021, Mr. Kuick, Chief Financial Officer, and Mr. Rosen, Executive Vice President of Capital Markets, have both played an integral role in the growth of the Company with a focus on strategic growth initiatives, including acquisitions and driving company profitability. Mr. Kuick and Mr. Rosen will also continue in their respective roles as Chief Financial Officer and Executive Vice President of Capital Markets while assuming the Co-CEO role. Together, they will focus on driving forward the Company's overarching goals of increasing organic growth through new store openings, growing the utilization of its manufacturing facility, and bolstering the success of high-growth brands, including Twin Peaks.

Mr. Kuick's past roles include Chief Financial Officer, Noodles & Company, Chief Accounting Officer, VICI Properties, and Chief Accounting Officer, Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment. Mr. Rosen is a Wall Street veteran with over 30 years of experience in structured finance, banking, lending, and portfolio management. Mr. Rosen has held positions at Fleet Bank, Kidder Peabody, and Bank of Tokyo, and has 20 years of experience with Black Diamond Capital Management in a variety of management, board-level, and advisory capacities.

"Over the last few years, Ken and Rob have played a tremendous role in the unprecedented growth of FAT Brands," said Andy Wiederhom, CEO of FAT Brands. "Their financial acumen and track record for hitting key company

benchmarks make them well-positioned to take on the CEO role together. I look forward to continuing to work with Ken and Rob in the Chairman of the Board position to aid in the continued success of FAT Brands."

"Andy is a great leader and I'm extremely humbled to take on this new responsibility and drive forward the key goals of the company," said Ken Kuick, Chief Financial Officer of FAT Brands. "We are fortunate to have such a talented team at FAT Brands and I see great opportunity ahead in building upon our positioning as one of the largest restaurant companies in the U.S."

"I'm honored to take on the Co-CEO position of a company that continues to surpass growth expectations," said Rob Rosen, Executive Vice President of Capital Markets at FAT Brands. "In the near term, Ken and I will look to build on the strong foundation FAT Brands has already laid, which includes our robust growth pipeline, exciting innovations, and a commitment to our franchisees and customers."

For more information on FAT Brands, visit **www.fatbrands.com**

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets, and develops fast casual, quick-service, casual dining, and polished casual dining concepts around the world. The Company currently owns 17 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Fazoli's, Twin Peaks, Great American Cookies, Hot Dog on a Stick, Buffalo's Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Native Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises and owns over 2,300 units worldwide. For more information on FAT Brands, please visit **www.fatbrands.com**

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect expectations of FAT Brands Inc. ("we", "our" or the "Company") concerning future events and are subject to significant business, economic and competitive risks, uncertainties and contingencies, including but not limited to uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic. These factors are difficult to predict and beyond our control, and could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other factors. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

MEDIA CONTACT:
Erin Mandzik, FAT Brands
emandzik@fatbrands.com
860-212-6509

Source: FAT Brands Inc.